Exhibit 99.1

Molecular Templates, Inc. Announces Pricing of Public Offering of Common Stock

AUSTIN, Texas, September 20, 2018 (GLOBE NEWSWIRE) — Molecular Templates, Inc. (Nasdaq: MTEM) (“Molecular”), a clinical-stage oncology company focused on the discovery and development of proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today announced the pricing of its underwritten public offering of 8,200,000 shares of its common stock at a public offering price of $5.50 per share. The gross proceeds to Molecular from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Molecular, are expected to be $45.1 million. All of the shares of common stock to be sold in the offering are being sold by Molecular. In addition, Molecular has granted to the underwriters a 30-day option to purchase up to 1,230,000 additional shares of common stock.

Molecular intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to fund: its ongoing Phase Ib and Phase II clinical studies and planned additional Phase II clinical studies for MT-3724 in DLBCL; its share of development expenses in its CD38 collaboration with Takeda; its programs targeting HER2 and PD-L1; further preclinical development and drug discovery activities in its other programs and for working capital and general corporate purposes. The offering is expected to close on or about September 25, 2018, subject to the satisfaction of customary closing conditions.

Cowen, Evercore ISI and UBS Investment Bank are acting as joint book-running managers for the offering. Laidlaw & Company (UK) Ltd. is acting as lead manager for the offering. Ladenburg Thalmann is acting as financial advisor to Molecular.

The shares are being offered by Molecular pursuant to a shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the offering was filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (631) 274-2806; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by telephone at 888-474-0200, or by email at ecm.prospectus@evercore.com or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at 1-888-827-7275 or by emailing ol-prospectus-request@ubs.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular, may identify forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Molecular’s expectations with respect to its proposed offering, Molecular’s expectations with respect to its collaboration with Takeda, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the proposed offering.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether Molecular’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of Molecular to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Molecular’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006